As filed with the Securities and Exchange Commission on December 30, 2010.
Registration No. 333-20239

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

VIA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0687976 (I.R.S. Employer Identification No.)
750 Battery Street, Suite 330
San Francisco, CA 94111
(Address of principal executive offices)

1995 STOCK PLAN
1995 DIRECTOR OPTION PLAN
(full title of the plans)

Copy to:
Lawrence K. Cohen	Richard S. Meller, Esq.
President and Chief Executive Officer	Latham & Watkins LLP
VIA Pharmaceuticals, Inc.	Sears Tower, Suite 5800
750 Battery Street, Suite 330	233 South Wacker Drive
San Francisco, CA 94111	Chicago, Illinois 60606
(415) 283-2200	(312) 876-7700
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES
VIA Pharmaceuticals, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to deregister all shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), that remain unsold as of the date hereof under the Registration Statement on Form S-8 (File No. 333-20239) originally filed by Urogen Corp. with the Securities and Exchange Commission on January 23, 1997 (the “Registration Statement”). The Registration Statement registered 1,850,000 shares of Common Stock for sale pursuant to the 1995 Stock Plan and 100,000 shares pursuant to the 1995 Director Option Plan.
This offering has been terminated because the Company intends to deregister its Common Stock under the Securities Exchange Act of 1934, as amended. Consequently, the Company hereby terminates the effectiveness of the Registration Statement and removes from registration any and all securities of the Company that are registered but unsold under the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, California, on December 30, 2010.

VIA PHARMACEUTICALS, INC.
By:	/s/ Lawrence K. Cohen
Lawrence K. Cohen
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in their respective capacities with VIA Pharmaceuticals, Inc. and on the dates indicated.

Signatures	Titles	Date

/s/ Lawrence K. Cohen Lawrence K. Cohen	Director, President and Chief Executive Officer	December 30, 2010

/s/ Douglass B. Given Douglass B. Given	Chairman of the Board of Directors	December 30, 2010

/s/ Mark N.K. Bagnall Mark N.K. Bagnall	Director	December 30, 2010

/s/ Fred B. Craves Fred B. Craves	Director	December 30, 2010

/s/ David T. Howard David T. Howard	Director	December 30, 2010

/s/ John R. Larson John R. Larson	Director	December 30, 2010